As filed with the Securities and Exchange Commission on June 27, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PILGRIM’S PRIDE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-1285071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1770 Promontory Circle
Greeley, Colorado 800634
(Address of Principal Executive Offices)(Zip Code)

Amended and Restated 2019 Long Term Incentive Plan
(Full title of the plan)

Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer,
1770 Promontory Circle
Greeley, Colorado 800634
(Name and address of agent for service)

(970) 506-7783
(Telephone number, including area code, of agent for service)

Copies to:
Donald Baker
Daniel Nam
Scott Levi
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020

Telephone: (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is being filed by Pilgrim’s Pride Corporation’s (the “Company”) for the purpose of registering 2,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), newly authorized for issuance under the Amended and Restated 2019 Long-Term Equity Incentive Plan (the “Restated 2019 LTIP”). The Restated 2019 LTIP, effective April 30, 2025, amends and restates the Company’s 2019 Long-Term Incentive Plan (the “2019 LTIP”) to, among other things, increase the number of shares of Common Stock available for issuance under the 2019 LTIP by 2,500,000, such that upon its effectiveness, a total of 4,500,000 shares are available for new equity award grants under the Restated 2019 LTIP. Additionally, as of the effectiveness of the Restated 2019 LTIP, no further awards will be made under the 2019 LTIP, and the Restated 2019 LTIP will govern the terms and conditions of outstanding awards granted thereunder.
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Restated 2019 LTIP by reason of anti-dilution and other adjustments.
Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 previously registering the 2,000,000 shares of Common Stock under the 2019 LTIP (File No. 333-237154), and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

* The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each plan participant, as applicable, as required by Rule 428(b) under the Securities Act. Such documents are not required to be and are not being filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Company hereby incorporates by reference in this Registration Statement the following:

•the Annual Report on Form 10-K for the period ended December 31, 2024, filed by the Company with the SEC on February 13, 2025 (the “Annual Report”), including the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed in connection with the Company’s 2025 annual meeting of stockholders that are incorporated by reference in the Annual Report;
•the Quarterly Report on Form 10-Q for the period ended March 30, 2025, filed by the Company with the SEC on May 1, 2025;
•the Current Reports on Form 8-K, filed by the Company with the SEC on February 10, 2025, March 14, 2025 (except with respect to Item 7.01 and Exhibit 99.1 thereof) and May 1, 2025 (Film No. 25903506); and
•the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company with the SEC on February 13, 2025, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 of the Company’s Current Form 8-K (No. 001-09273) filed on December 30, 2024).

4.2	Amended and Restated Corporate Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company’s Current Form 8-K (No. 001-09273) filed on December 30, 2024).

4.3
Stockholders Agreement by and between the Company and JBS USA Holding Lux S.à.r.l., formerly known as JBS USA Holdings, LLC (incorporated by reference from Exhibit 10.2 to the Company’s Form 8-K (No. 001-09273) filed on December 30, 2024).

4.4	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-09273) filed on December 29, 2009).

4.5*	Amended and Restated 2019 Long-Term Incentive Plan.

5.1*	Opinion of White & Case LLP, with respect to legality of securities being registered hereunder.

23.1*	Consent of Independent Registered Public Accounting Firm – KPMG LLP.

23.2*	Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

* * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on the 27th day of June, 2025.

PILGRIM’S PRIDE CORPORATION

By:	/s/ Matthew Galvanoni
Name:	Matthew Galvanoni
Title:	Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Matthew Galvanoni as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Pilgrim’s Pride Corporation, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agent, or such attorney-in-fact and agent’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Gilberto Tomazoni	Chairman of the Board	June 27, 2025
Gilberto Tomazoni

/s/ Fabio Sandri	President and Chief Executive Officer	June 27, 2025
Fabio Sandri	(Principal Executive Officer)

/s/ Matthew Galvanoni	Chief Financial Officer and Chief Accounting Officer	June 27, 2025
Matthew Galvanoni	(Principal Financial Officer and Principal Accounting Officer)

/s/ Farha Aslam	Director	June 27, 2025
Farha Aslam

/s/ Joesley Mendonça Batista	Director	June 27, 2025
Joesley Mendonça Batista

/s/ Wesley Mendonça Batista	Director	June 27, 2025
Wesley Mendonça Batista

/s/ Arquimedes A. Celis	Director	June 27, 2025
Arquimedes A. Celis

/s/ Raul Padilla	Director	June 27, 2025
Raul Padilla

/s/ Wallim Cruz de Vasconcellos Junior	Director	June 27, 2025
Wallim Cruz de Vasconcellos Junior

/s/ Ajay Menon	Director	June 27, 2025
Ajay Menon

/s/ Andre Nogueira de Souza	Director	June 27, 2025
Andre Nogueira de Souza

/s/ Joanita Maria Maestri Karoleski	Director	June 27, 2025
Joanita Maria Maestri Karoleski